SYSCO REPORTS THIRD QUARTER FISCAL YEAR 2025 RESULTS

HOUSTON, April 29, 2025 - Sysco Corporation (NYSE: SYY) (“Sysco” or the “company”) today announced financial results for its 13-week third fiscal quarter ended March 29, 2025.

Key financial results for the third quarter of fiscal year 2025 include the following (comparisons are to the same period in fiscal year 2024):
•Sales increased 1.1%; U.S. Foodservice volume decreased 2.0%;
•Gross profit decreased 0.8% to $3.6 billion;
•Operating income decreased 5.7% to $681 million, and adjusted operating income decreased 3.3% to $773 million1;
•Net earnings decreased 5.6% to $401 million, and adjusted net earnings decreased 2.9% to $469 million1;
•EBITDA decreased 2.5% to $910 million, and adjusted EBITDA decreased 0.8% to $969 million1,2;
•EPS3 decreased 3.5% to $0.82, and adjusted EPS1 was $0.96, in-line with the same period last year;
•FY25 guidance now includes expected sales growth of approximately 3% and adjusted EPS growth of at least 1%1; and
•Remain on target to return approximately $2.25 billion back to shareholders in FY25, with share repurchase and dividends.

“Sysco's Q3 results were negatively impacted by multiple factors: California wildfires, significantly adverse weather, and more recently, weakening consumer confidence. Each of these variables had a negative impact on foot traffic to restaurants which led the quarter, in total, to fall short of our internal expectations. Countering these headwinds as much as possible, Sysco is making progress on multiple important growth and profit improvement activities. Our local case volume has seen an improved exit velocity in March and I fully anticipate further progress on initiatives as we progress through Q4 and into fiscal 2026. Our entire team is motivated to improve our results despite the external headwinds, and we are focused on levers we can directly control. Sysco has the strongest income statement and balance sheet in the foodservice industry, and we are well-positioned to navigate a challenging macroeconomic environment,” said Kevin Hourican, Sysco’s Chair of the Board and Chief Executive Officer.

“Going forward in this dynamic environment, we will remain agile in the near-term while continuing to invest in support of long-term growth. This includes over $4 billion in liquidity, our investment grade balance sheet, and disciplined approach to capital allocation. Our recently announced 6% dividend increase also sets FY26 up to be our 56th year of delivering dividend growth. We are driving improvements across our business, which also include our previously announced $100 million of
1 Adjusted financial results, including adjusted operating expense, adjusted operating income (loss), adjusted net earnings, adjusted earnings per share (EPS) and adjusted EBITDA, among others, are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring and severance costs, and transformational project costs. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
2 Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
3 Earnings per share (EPS) are shown on a diluted basis, unless otherwise specified.

annualized cost savings that will carry into the next fiscal year,” said Kenny Cheung, Sysco’s Chief Financial Officer.

Third Quarter Fiscal Year 2025 Results (comparisons are to the same period in fiscal year 2024)

Total Sysco

Sales for the third quarter increased 1.1% to $19.6 billion.

Gross profit decreased 0.8% to $3.6 billion, and gross margin decreased 35 basis points to 18.3%. Product cost inflation was 2.1% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the dairy and meat categories. The decrease in gross profit for the third quarter was primarily driven by lower volumes and mix.

Operating expenses increased 0.5%, driven by business and sales headcount investments, as well as elevated supply chain costs. These increases were partially offset by lower annual bonus incentive compensation. Adjusted operating expenses decreased 0.1%.

Operating income decreased 5.7% to $681 million, and adjusted operating income decreased 3.3% to $773 million.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment results were impacted by lower volumes from negative industry foot traffic and planned business investments, partially offset by lower annual bonus incentive compensation.

Sales for the third quarter increased 0.7% to $13.8 billion. Total case volume within U.S. Foodservice decreased 2.0% for the third quarter, while local case volume within U.S. Foodservice decreased 3.5%.

Gross profit decreased 1.9% to $2.6 billion, and gross margin decreased 50 basis points to 18.9%.

Operating expenses increased 2.7%, and adjusted operating expenses increased 2.0%.

Operating income decreased 11.5% to $754 million, and adjusted operating income decreased 9.7% to $790 million.

International Foodservice Operations

The International Foodservice Operations segment continued to deliver effective margin management and profit growth.

Sales for the third quarter decreased 1.1% to $3.5 billion. On a constant currency basis4,5, sales for the third quarter increased 2.2% to $3.6 billion. Foreign exchange rates decreased both International Foodservice Operations sales by $114 million and total Sysco sales by $117 million during the quarter. Excluding the impact of the Mexico joint venture5, which was divested during the second quarter, sales grew 2.5% for International Foodservice Operations and 1.8% for total Sysco.

Gross profit increased 1.1% to $728 million, and gross margin increased 45 basis points to 21.1%. On a constant currency basis4,5, gross profit increased 4.0% to $749 million. Foreign exchange rates decreased both International Foodservice Operations gross profit by $21 million and total Sysco gross profit by $22 million during the quarter.

4 Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures.
5 Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Operating expenses decreased 0.6%, and adjusted operating expenses decreased 1.8%. On a constant currency basis4,5, adjusted operating expenses increased 1.0%. Foreign exchange rates decreased both International Foodservice Operations operating expenses by $17 million and total Sysco operating expenses by $18 million during the quarter.

Operating income increased 14.3% to $96 million, and adjusted operating income increased 17.4% to $128 million. On a constant currency basis4,5, adjusted operating income increased 21.1% to $132 million. Foreign exchange rates decreased both International Foodservice Operations operating income by $4 million and total Sysco operating income by $4 million during the quarter.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $1.5 billion.

During the first 39 weeks of fiscal year 2025, Sysco returned $1.5 billion to shareholders via $700 million of share repurchases and $752 million of dividends.

Cash flow from operations was $1.3 billion for the first 39 weeks of fiscal year 2025, which was a decrease of $56 million compared to the prior year period.

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 39 weeks of fiscal year 2025 were $363 million.

Free cash flow6 for the first 39 weeks of fiscal year 2025 was $954 million, which was a $90 million increase compared to the prior year period.
6 Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations for all non-GAAP financial measures are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s third quarter fiscal year 2025 financial results on Tuesday, April 29, 2025, at 10:00 a.m. Eastern Daylight Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:
	13-Week Period Ended		39-Week Period Ended

Financial Comparison:	March 29, 2025	Change	March 29, 2025	Change
GAAP:
Sales	$19.6 billion	1.1%	$60.2 billion	3.3%
Gross Profit	$3.6 billion	-0.8%	$11.0 billion	2.0%
Gross Margin	18.3%	-35 bps	18.2%	-25 bps
Operating Expenses	$2.9 billion	0.5%	$8.8 billion	2.8%
Operating Income	$681 million	-5.7%	$2.2 billion	-1.2%
Operating Margin	3.5%	-26 bps	3.7%	-17 bps
Net Earnings	$401 million	-5.6%	$1.3 billion	-3.4%
Diluted Earnings Per Share	$0.82	-3.5%	$2.64	-0.8%

Non-GAAP (1):
Adjusted Operating Expenses	$2.8 billion	-0.1%	$8.6 billion	2.2%
Adjusted Operating Income	$773 million	-3.3%	$2.4 billion	1.3%
Adjusted Operating Margin	3.9%	-18 bps	4.0%	-8 bps
EBITDA	$910 million	-2.5%	$2.9 billion	0.9%
Adjusted EBITDA	$969 million	-0.8%	$3.0 billion	2.6%
Adjusted Net Earnings	$469 million	-2.9%	$1.5 billion	-0.5%
Adjusted Diluted Earnings Per Share (2)	$0.96	—%	$2.98	2.1%

Case Growth:
U.S. Foodservice	-2.0%		0.7%
Local	-3.5%		-1.4%

Sysco Brand Sales as a % of Cases (3):
U.S. Broadline	35.5%	-72 bps	36.0%	-70 bps
Local	45.6%	-84 bps	46.2%	-73 bps
Note:
(1) Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2) Individual components in the table above may not sum to the totals due to the rounding.
(3) Amounts reflect the impact of current customer classifications; prior period history has been reclassified to match the current period customer classification.

Forward-Looking Statements
Statements made in this press release or in our earnings call for the third quarter of fiscal year 2025 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include statements concerning: our expectations regarding future improvements in productivity; our belief that improvements in our organizational capabilities will deliver compelling outcomes in future periods; our expectations that our transformational agenda will drive long-term growth; our expectations regarding foot traffic and volume growth and benefits to gross margins; our expectations regarding the continuation of an inflationary environment; our expectations regarding improvements in the efficiency of our supply chain; our expectations regarding the impact of our Recipe for Growth strategy and the pace of progress in implementing the initiatives under that strategy; our expectations regarding Sysco’s ability to outperform the market in future periods; our expectations that our strategic priorities will enable us to grow faster than the market; our expectations regarding our efforts to reduce overtime rates and the incremental investments in hiring; our plans to improve the capabilities of our sales team; our plans to refine our engineering labor standards; our ability to deliver against our strategic priorities, including strategic sourcing efforts; economic trends in the United States and abroad; our belief that there is further opportunity for profit in the future; our future growth, including growth in sales and earnings per share; the pace of implementation of our business transformation initiatives; our expectations regarding our ability to execute our balanced approach to capital allocation and rewarding our shareholders, including the size and timing of our share repurchase plan; our plans to improve colleague hiring, retention, training and productivity; our expectations regarding our long-term financial outlook; our expectations of the effects labor harmony will have on sales and case volume, as well as mitigation expenses; our expectations for customer acquisition and retention; our expectations regarding the effectiveness of our Global Support Center expense control measures; and our expectations regarding the growth and resilience of our food away from home market.

It is important to note that actual results could differ materially from those estimated in or implied by such forward-looking statements based on numerous factors, including those outside of Sysco’s control. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions. Risks and uncertainties include without limitation: the impact of geopolitical, economic and market conditions and developments, including changes in global trade policies and tariffs; risks related to our business initiatives; periods of significant or prolonged inflation or deflation and their impact on our product costs and profitability generally; risks related to our efforts to implement our transformation initiatives and meet our other long-term strategic objectives; risk of interruption of supplies and increase in product costs; risks related to changes in consumer eating habits; and impact of natural disasters or adverse weather conditions, public health crises, adverse publicity or lack of confidence in our products, and product liability claims. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein. For more information on these risks and other concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Report on Form 10-K for the year ended June 29, 2024, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food and related products to customers who prepare meals away from home. This includes restaurants, healthcare and educational facilities, lodging establishments, entertainment venues, and more. Sysco operates 340 distribution centers, in 10 countries, with 76,000 colleagues serving approximately 730,000 customer locations. The company generated sales of more than $78 billion in fiscal year 2024 that ended June 29, 2024.

As the world’s largest food-away-from-home distributor, Sysco offers customized supply chain solutions, bespoke specialty product offerings, and culinary support to drive customers to innovate and optimize their operations. We act as a trusted business partner to our customers, helping them grow through our industry-leading portfolio that includes fresh produce, premium proteins, specialty products, sustainably focused items, equipment and supplies, and innovative culinary solutions.

For more information, visit www.sysco.com. For important news and key information for Sysco investors, visit the Investor Relations section of the company’s website at investors.sysco.com.

SYY-INVESTORS

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (Unaudited) (In Millions, Except for Share and Per Share Data)
	13-Week Period Ended		39-Week Period Ended
	Mar. 29, 2025	Mar. 30, 2024	Mar. 29, 2025	Mar. 30, 2024

Sales	$19,598	$19,380	$60,232	$58,288
Cost of sales	16,017	15,771	49,249	47,518
Gross profit	3,581	3,609	10,983	10,770
Operating expenses	2,900	2,887	8,783	8,544
Operating income	681	722	2,200	2,226
Interest expense	149	158	469	442
Other expense (income), net	9	10	32	23
Earnings before income taxes	523	554	1,699	1,761
Income taxes	122	129	402	418
Net earnings	$401	$425	$1,297	$1,343

Net earnings:
Basic earnings per share	$0.82	$0.85	$2.65	$2.67
Diluted earnings per share	0.82	0.85	2.64	2.66

Average shares outstanding	487,519,382	499,642,505	490,080,591	503,027,209
Diluted shares outstanding	489,331,460	501,921,446	491,973,759	504,973,406

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED BALANCE SHEETS (In Millions, Except for Share Data)
	Mar. 29, 2025	Jun. 29, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,527	$696
Accounts receivable, less allowances of $114 and $54	5,465	5,324
Inventories	4,893	4,678
Prepaid expenses and other current assets	375	323
Income tax receivable	22	22
Total current assets	12,282	11,043
Plant and equipment at cost, less accumulated depreciation	5,719	5,497
Other long-term assets
Goodwill	5,199	5,153
Intangibles, less amortization	1,100	1,188
Deferred income taxes	456	445
Operating lease right-of-use assets, net	1,096	923
Other assets	495	668
Total other long-term assets	8,346	8,377
Total assets	$26,347	$24,917

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,183	$6,290
Accrued expenses	2,147	2,226
Accrued income taxes	40	131
Current operating lease liabilities	133	125
Current maturities of long-term debt	1,232	469
Total current liabilities	9,735	9,241
Long-term liabilities
Long-term debt	12,234	11,513
Deferred income taxes	342	345
Long-term operating lease liabilities	1,010	838
Other long-term liabilities	1,081	1,089
Total long-term liabilities	14,667	13,785
Commitments and contingencies
Noncontrolling interest	23	31
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765	765
Paid-in capital	1,963	1,908
Retained earnings	12,792	12,260
Accumulated other comprehensive loss	(1,255)	(1,339)
Treasury stock at cost, 280,429,662 and 273,416,685 shares	(12,343)	(11,734)
Total shareholders’ equity	1,922	1,860
Total liabilities and shareholders’ equity	$26,347	$24,917

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED CASH FLOWS (Unaudited) (In Millions)
	39-Week Period Ended
	Mar. 29, 2025	Mar. 30, 2024
Cash flows from operating activities:
Net earnings	$1,297	$1,343
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	74	77
Depreciation and amortization	709	647
Operating lease asset amortization	102	92
Amortization of debt issuance and other debt-related costs	11	14
Deferred income taxes	(27)	(25)
Provision for losses on receivables	72	43
Other non-cash items	(84)	(2)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(228)	(325)
Increase in inventories	(214)	(126)
(Increase) decrease in prepaid expenses and other current assets	(11)	23
Decrease in accounts payable	(128)	(282)
(Decrease) increase in accrued expenses	(98)	29
Decrease in operating lease liabilities	(132)	(103)
Decrease in accrued income taxes	(91)	(68)
Decrease in other assets	16	25
Increase in other long-term liabilities	49	11
Net cash provided by operating activities	1,317	1,373
Cash flows from investing activities:
Additions to plant and equipment	(532)	(530)
Proceeds from sales of plant and equipment	169	21
Acquisition of businesses, net of cash acquired	(40)	(1,181)
Purchase of marketable securities	(25)	(12)
Proceeds from sales of marketable securities	24	—
Other investing activities	12	1
Net cash used for investing activities	(392)	(1,701)
Cash flows from financing activities:
Bank and commercial paper (repayments) borrowings, net	(33)	525
Other debt borrowings including senior notes	1,254	1,261
Other debt repayments including senior notes	(143)	(339)
Proceeds from stock option exercises	96	103
Stock repurchases	(700)	(700)
Dividends paid	(752)	(758)
Other financing activities (1)	(21)	(32)
Net cash (used for) provided by financing activities	(299)	60
Effect of exchange rates on cash, cash equivalents and restricted cash	(7)	(5)
Net increase (decrease) in cash, cash equivalents and restricted cash	619	(273)
Cash, cash equivalents and restricted cash at beginning of period	945	966
Cash, cash equivalents and restricted cash at end of period	$1,564	$693

Supplemental disclosures of cash flow information:
Cash paid during the period for:

Interest	$453	$376
Income taxes, net of refunds (2)	510	510

(1)	Change includes cash paid for shares withheld to cover taxes, settlement of interest rate hedges, debt issuance costs and other financing activities.
(2)	Cash paid for income taxes, net for the 39 weeks ended March 29, 2025 includes $190 million of cash paid for the purchase of federal tax credits.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items

The discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA and free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove: (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; and (4) acquisition-related costs consisting of (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions.

The results of our operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. We also measure our sales growth excluding the impact of our joint venture in Mexico which was divested in the second quarter of fiscal 2025.

Management believes that adjusting its operating expenses, operating income, operating margin, net earnings and diluted earnings per share to remove these Certain Items, presenting its results on a constant currency basis, and adjusting its results to exclude the impact of its joint venture in Mexico provides an important perspective with respect to our underlying business trends and results. It provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2025 and fiscal year 2024.

Set forth on the following page is a reconciliation of sales, operating expenses, operating income, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not be equal to the total presented when added due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	13-Week Period Ended Mar. 29, 2025	13-Week Period Ended Mar. 30, 2024	Change in Dollars	%/bps Change
Sales (GAAP)	$19,598	$19,380	$218	1.1%
Impact of Mexico joint venture sales	—	(120)	120	0.7
Comparable sales excluding Mexico joint venture (Non-GAAP)	$19,598	$19,260	$338	1.8%

Sales (GAAP)	$19,598	$19,380	$218	1.1%
Impact of currency fluctuations (1)	117		117	0.6
Comparable sales using a constant currency basis (Non-GAAP)	$19,715	$19,380	$335	1.7%

Cost of sales (GAAP)	$16,017	$15,771	$246	1.6%

Gross profit (GAAP)	$3,581	$3,609	$(28)	(0.8)%
Impact of currency fluctuations (1)	22		22	0.6
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,603	$3,609	$(6)	(0.2)%

Gross margin (GAAP)	18.27%	18.62%		-35 bps
Impact of currency fluctuations (1)	0.01			1 bp
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.28%	18.62%		-34 bps

Operating expenses (GAAP)	$2,900	$2,887	$13	0.5%
Impact of restructuring and transformational project costs (2)	(50)	(28)	(22)	(78.6)
Impact of acquisition-related costs (3)	(42)	(49)	7	14.3
Operating expenses adjusted for Certain Items (Non-GAAP)	2,808	2,810	(2)	(0.1)
Impact of currency fluctuations (1)	18		18	0.7
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,826	$2,810	$16	0.6%

Operating expense as a percentage of sales (GAAP)	14.80%	14.90%		-10 bps
Impact of certain item adjustments	(0.47)	(0.40)		-7 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.33%	14.50%		-17 bps

Operating income (GAAP)	$681	$722	$(41)	(5.7)%
Impact of restructuring and transformational project costs (2)	50	28	22	78.6
Impact of acquisition-related costs (3)	42	49	(7)	(14.3)
Operating income adjusted for Certain Items (Non-GAAP)	773	799	(26)	(3.3)
Impact of currency fluctuations (1)	4		4	0.5
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$777	$799	$(22)	(2.8)%

Operating margin (GAAP)	3.47%	3.73%		-26 bps
Operating margin adjusted for Certain Items (Non-GAAP)	3.94%	4.12%		-18 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	3.94%	4.12%		-18 bps

Net earnings (GAAP)	$401	$425	$(24)	(5.6)%
Impact of restructuring and transformational project costs (2)	50	28	22	78.6
Impact of acquisition-related costs (3)	42	49	(7)	(14.3)
Tax impact of restructuring and transformational project costs (4)	(13)	(7)	(6)	(85.7)
Tax impact of acquisition-related costs (4)	(11)	(12)	1	8.3

Net earnings adjusted for Certain Items (Non-GAAP)	$469	$483	$(14)	(2.9)%

Diluted earnings per share (GAAP)	$0.82	$0.85	$(0.03)	(3.5)%
Impact of restructuring and transformational project costs (2)	0.10	0.06	0.04	66.7
Impact of acquisition-related costs (3)	0.09	0.10	(0.01)	(10.0)
Tax impact of restructuring and transformational project costs (4)	(0.03)	(0.01)	(0.02)	NM
Tax impact of acquisition-related costs (4)	(0.02)	(0.02)	—	—
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (5)	$0.96	$0.96	$—	—%

Diluted shares outstanding	489,331,460	501,921,446

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2025 includes $15 million related to restructuring and severance charges and $35 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2024 includes $13 million related to restructuring and severance charges and $15 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(3)	Fiscal 2025 includes $32 million of intangible amortization expense and $10 million in acquisition and due diligence costs. Fiscal 2024 includes $32 million of intangible amortization expense and $17 million in acquisition and due diligence costs.
(4)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(5)	Individual components of diluted earnings per share may not equal the total presented when added due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	39-Week Period Ended Mar. 29, 2025	39-Week Period Ended Mar. 30, 2024	Change in Dollars	%/bps Change
Sales (GAAP)	$60,232	$58,288	$1,944	3.3%
Impact of currency fluctuations (1)	133		133	0.3
Comparable sales using a constant currency basis (Non-GAAP)	$60,365	$58,288	$2,077	3.6%

Cost of sales (GAAP)	$49,249	$47,518	$1,731	3.6%

Gross profit (GAAP)	$10,983	$10,770	$213	2.0%
Impact of currency fluctuations (1)	18		18	0.1
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$11,001	$10,770	$231	2.1%

Gross margin (GAAP)	18.23%	18.48%		-25 bps
Impact of currency fluctuations (1)	(0.01)			-1 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.22%	18.48%		-26 bps

Operating expenses (GAAP)	$8,783	$8,544	$239	2.8%
Impact of restructuring and transformational project costs (2)	(107)	(59)	(48)	(81.4)
Impact of acquisition-related costs (3)	(121)	(113)	(8)	(7.1)
Operating expenses adjusted for Certain Items (Non-GAAP)	8,555	8,372	183	2.2
Impact of currency fluctuations (1)	12		12	0.1
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$8,567	$8,372	$195	2.3%

Operating expense as a percentage of sales (GAAP)	14.58%	14.66%		-8 bps
Impact of certain item adjustments	(0.38)	(0.30)		-8 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.20%	14.36%		-16 bps

Operating income (GAAP)	$2,200	$2,226	$(26)	(1.2)%
Impact of restructuring and transformational project costs (2)	107	59	48	81.4
Impact of acquisition-related costs (3)	121	113	8	7.1
Operating income adjusted for Certain Items (Non-GAAP)	2,428	2,398	30	1.3
Impact of currency fluctuations (1)	6		6	0.2
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,434	$2,398	$36	1.5%

Operating margin (GAAP)	3.65%	3.82%		-17 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.03%	4.11%		-8 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	4.03%	4.11%		-8 bps

Net earnings (GAAP)	$1,297	$1,343	$(46)	(3.4)%
Impact of restructuring and transformational project costs (2)	107	59	48	81.4
Impact of acquisition-related costs (3)	121	113	8	7.1
Tax impact of restructuring and transformational project costs (4)	(27)	(14)	(13)	(92.9)
Tax impact of acquisition-related costs (4)	(31)	(27)	(4)	(14.8)
Net earnings adjusted for Certain Items (Non-GAAP)	$1,467	$1,474	$(7)	(0.5)%

Diluted earnings per share (GAAP)	$2.64	$2.66	$(0.02)	(0.8)%
Impact of restructuring and transformational project costs (2)	0.22	0.12	0.10	83.3

Impact of acquisition-related costs (3)	0.25	0.22	0.03	13.6
Tax impact of restructuring and transformational project costs (4)	(0.05)	(0.03)	(0.02)	(66.7)
Tax impact of acquisition-related costs (4)	(0.06)	(0.05)	(0.01)	(20.0)
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (5)	$2.98	$2.92	$0.06	2.1%

Diluted shares outstanding	491,973,759	504,973,406

(1)	Represents a constant currency adjustment which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2025 includes $31 million related to restructuring and severance charges and $76 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2024 includes $21 million related to restructuring and severance charges and $38 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(3)	Fiscal 2025 includes $97 million of intangible amortization expense and $24 million in acquisition and due diligence costs. Fiscal 2024 includes $91 million of intangible amortization expense and $22 million in acquisition and due diligence costs.
(4)	The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(5)	Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	13-Week Period Ended Mar. 29, 2025	13-Week Period Ended Mar. 30, 2024	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$13,800	$13,707	$93	0.7%
Gross profit (GAAP)	2,603	2,653	(50)	(1.9)%
Gross margin (GAAP)	18.86%	19.36%		-50 bps

Operating expenses (GAAP)	$1,849	$1,801	$48	2.7%
Impact of restructuring and transformational project costs (1)	(16)	(6)	(10)	NM
Impact of acquisition-related costs (2)	(20)	(17)	(3)	(17.6)
Operating expenses adjusted for Certain Items (Non-GAAP)	$1,813	$1,778	$35	2.0%

Operating income (GAAP)	$754	$852	$(98)	(11.5)%
Impact of restructuring and transformational project costs (1)	16	6	10	NM
Impact of acquisition-related costs (2)	20	17	3	17.6
Operating income adjusted for Certain Items (Non-GAAP)	$790	$875	$(85)	(9.7)%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$3,457	$3,494	$(37)	(1.1)%
Impact of Mexico joint venture sales	—	(120)	120	3.6
Comparable sales excluding Mexico joint venture (Non-GAAP)	$3,457	$3,374	$83	2.5%

Sales (GAAP)	$3,457	$3,494	$(37)	(1.1)%
Impact of currency fluctuations (3)	114		114	3.3
Comparable sales using a constant currency basis (Non-GAAP)	$3,571	$3,494	$77	2.2%

Gross profit (GAAP)	$728	$720	$8	1.1%
Impact of currency fluctuations (3)	21		21	2.9
Comparable gross profit using a constant currency basis (Non-GAAP)	$749	$720	$29	4.0%

Gross margin (GAAP)	21.06%	20.61%		45 bps
Impact of currency fluctuations (3)	(0.09)			-9 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	20.97%	20.61%		36 bps

Operating expenses (GAAP)	$632	$636	$(4)	(0.6)%
Impact of restructuring and transformational project costs (4)	(13)	(7)	(6)	(85.7)
Impact of acquisition-related costs (5)	(19)	(18)	(1)	(5.6)
Operating expenses adjusted for Certain Items (Non-GAAP)	600	611	(11)	(1.8)
Impact of currency fluctuations (3)	17		17	2.8
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$617	$611	$6	1.0%

Operating income (GAAP)	$96	$84	$12	14.3%
Impact of restructuring and transformational project costs (4)	13	7	6	85.7
Impact of acquisition-related costs (5)	19	18	1	5.6
Operating income adjusted for Certain Items (Non-GAAP)	128	109	19	17.4
Impact of currency fluctuations (3)	4		4	3.7
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$132	$109	$23	21.1%

SYGMA
Sales (GAAP)	$2,084	$1,904	$180	9.5%
Gross profit (GAAP)	166	153	13	8.5%
Gross margin (GAAP)	7.97%	8.04%		-7 bps

Operating expenses (GAAP)	$149	$136	$13	9.6%
Operating income (GAAP)	17	17	—	—%

OTHER
Sales (GAAP)	$257	$275	$(18)	(6.5)%
Gross profit (GAAP)	60	71	(11)	(15.5)%
Gross margin (GAAP)	23.35%	25.82%		-247 bps

Operating expenses (GAAP)	$63	$65	$(2)	(3.1)%
Operating (loss) income (GAAP)	(3)	6	(9)	NM

GLOBAL SUPPORT CENTER
Gross profit (GAAP)	$24	$12	$12	100.0%

Operating expenses (GAAP)	$207	$249	$(42)	(16.9)%
Impact of restructuring and transformational project costs (6)	(21)	(15)	(6)	(40.0)
Impact of acquisition-related costs (7)	(3)	(14)	11	78.6
Operating expenses adjusted for Certain Items (Non-GAAP)	$183	$220	$(37)	(16.8)%

Operating loss (GAAP)	$(183)	$(237)	$54	22.8%
Impact of restructuring and transformational project costs (6)	21	15	6	40.0
Impact of acquisition-related costs (7)	3	14	(11)	(78.6)
Operating loss adjusted for Certain Items (Non-GAAP)	$(159)	$(208)	$49	23.6%

TOTAL SYSCO
Sales (GAAP)	$19,598	$19,380	$218	1.1%
Gross profit (GAAP)	3,581	3,609	(28)	(0.8)%
Gross margin (GAAP)	18.27%	18.62%		-35 bps

Operating expenses (GAAP)	$2,900	$2,887	$13	0.5%
Impact of restructuring and transformational project costs (1) (4) (6)	(50)	(28)	(22)	(78.6)
Impact of acquisition-related costs (2) (5) (7)	(42)	(49)	7	14.3
Operating expenses adjusted for Certain Items (Non-GAAP)	$2,808	$2,810	$(2)	(0.1)%

Operating income (GAAP)	$681	$722	$(41)	(5.7)%
Impact of restructuring and transformational project costs (1) (4) (6)	50	28	22	78.6
Impact of acquisition-related costs (2) (5) (7)	42	49	(7)	(14.3)
Operating income adjusted for Certain Items (Non-GAAP)	$773	$799	$(26)	(3.3)%

(1)	Primarily represents severance and transformation initiative costs.
(2)	Fiscal 2025 and fiscal 2024 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation costs primarily in Europe.
(5)	Primarily represents intangible amortization expense and acquisition costs.
(6)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(7)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	39-Week Period Ended Mar. 29, 2025	39-Week Period Ended Mar. 30, 2024	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$42,206	$40,925	$1,281	3.1%
Gross profit (GAAP)	8,003	7,915	88	1.1%
Gross margin (GAAP)	18.96%	19.34%		-38 bps

Operating expenses (GAAP)	$5,507	$5,283	$224	4.2%
Impact of restructuring and transformational project costs (1)	(26)	(6)	(20)	NM
Impact of acquisition-related costs (2)	(53)	(41)	(12)	(29.3)
Operating expenses adjusted for Certain Items (Non-GAAP)	$5,428	$5,236	$192	3.7%

Operating income (GAAP)	$2,496	$2,632	$(136)	(5.2)%
Impact of restructuring and transformational project costs (1)	26	6	20	NM
Impact of acquisition-related costs (2)	53	41	12	29.3
Operating income adjusted for Certain Items (Non-GAAP)	$2,575	$2,679	$(104)	(3.9)%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$10,978	$10,773	$205	1.9%
Impact of currency fluctuations (3)	129		129	1.2
Comparable sales using a constant currency basis (Non-GAAP)	$11,107	$10,773	$334	3.1%

Gross profit (GAAP)	$2,262	$2,160	$102	4.7%
Impact of currency fluctuations (3)	16		16	0.8
Comparable gross profit using a constant currency basis (Non-GAAP)	$2,278	$2,160	$118	5.5%

Gross margin (GAAP)	20.60%	20.05%		55 bps
Impact of currency fluctuations (3)	(0.09)			-9 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	20.51%	20.05%		46 bps

Operating expenses (GAAP)	$1,970	$1,900	$70	3.7%
Impact of restructuring and transformational project costs (4)	(39)	(15)	(24)	NM
Impact of acquisition-related costs (5)	(56)	(53)	(3)	(5.7)
Operating expenses adjusted for Certain Items (Non-GAAP)	1,875	1,832	43	2.3
Impact of currency fluctuations (3)	12		12	0.7
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,887	$1,832	$55	3.0%

Operating income (GAAP)	$292	$260	$32	12.3%
Impact of restructuring and transformational project costs (4)	39	15	24	NM
Impact of acquisition-related costs (5)	56	53	3	5.7
Operating income adjusted for Certain Items (Non-GAAP)	387	328	59	18.0
Impact of currency fluctuations (3)	4		4	1.2
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$391	$328	$63	19.2%

SYGMA
Sales (GAAP)	$6,246	$5,724	$522	9.1%
Gross profit (GAAP)	492	454	38	8.4%
Gross margin (GAAP)	7.88%	7.93%		-5 bps

Operating expenses (GAAP)	$438	$408	$30	7.4%
Operating income (GAAP)	54	46	8	17.4%

OTHER
Sales (GAAP)	$802	$866	$(64)	(7.4)%
Gross profit (GAAP)	197	222	(25)	(11.3)%
Gross margin (GAAP)	24.56%	25.64%		-108 bps

Operating expenses (GAAP)	$188	$195	$(7)	(3.6)%
Operating income (GAAP)	9	27	(18)	(66.7)%

GLOBAL SUPPORT CENTER
Gross profit (GAAP)	$29	$19	$10	52.6%

Operating expenses (GAAP)	$680	$758	$(78)	(10.3)%
Impact of restructuring and transformational project costs (6)	(42)	(38)	(4)	(10.5)
Impact of acquisition-related costs (7)	(12)	(19)	7	36.8
Operating expenses adjusted for Certain Items (Non-GAAP)	$626	$701	$(75)	(10.7)%

Operating loss (GAAP)	$(651)	$(739)	$88	11.9%
Impact of restructuring and transformational project costs (6)	42	38	4	10.5
Impact of acquisition-related costs (7)	12	19	(7)	(36.8)
Operating loss adjusted for Certain Items (Non-GAAP)	$(597)	$(682)	$85	12.5%

TOTAL SYSCO
Sales (GAAP)	$60,232	$58,288	$1,944	3.3%
Gross profit (GAAP)	10,983	10,770	213	2.0%
Gross margin (GAAP)	18.23%	18.48%		-25 bps

Operating expenses (GAAP)	$8,783	$8,544	$239	2.8%
Impact of restructuring and transformational project costs (1) (4) (6)	(107)	(59)	(48)	(81.4)
Impact of acquisition-related costs (2) (5) (7)	(121)	(113)	(8)	(7.1)
Operating expenses adjusted for Certain Items (Non-GAAP)	$8,555	$8,372	$183	2.2%

Operating income (GAAP)	$2,200	$2,226	$(26)	(1.2)%
Impact of restructuring and transformational project costs (1) (4) (6)	107	59	48	81.4
Impact of acquisition-related costs (2) (5) (7)	121	113	8	7.1
Operating income adjusted for Certain Items (Non-GAAP)	$2,428	$2,398	$30	1.3%

(1)	Primarily represents severance and transformation costs.
(2)	Fiscal 2025 and fiscal 2024 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation costs primarily in Europe.
(5)	Primarily represents intangible amortization expense and acquisition costs.
(6)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(7)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Free Cash Flow
(In Millions)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	39-Week Period Ended Mar. 29, 2025	39-Week Period Ended Mar. 30, 2024	39-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$1,317	$1,373	$(56)
Additions to plant and equipment	(532)	(530)	(2)
Proceeds from sales of plant and equipment	169	21	148
Free Cash Flow (Non-GAAP)	$954	$864	$90

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Dollars in Millions)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Mar. 29, 2025	13-Week Period Ended Mar. 30, 2024	Change in Dollars	% Change
Net earnings (GAAP)	$401	$425	$(24)	(5.6)%
Interest (GAAP)	149	158	(9)	(5.7)
Income taxes (GAAP)	122	129	(7)	(5.4)
Depreciation and amortization (GAAP)	238	221	17	7.7
EBITDA (Non-GAAP)	$910	$933	$(23)	(2.5)%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	49	27	22	81.5
Impact of acquisition-related costs (2)	10	17	(7)	(41.2)
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$969	$977	$(8)	(0.8)%
Other expense (income), net	9	10	(1)	(10.0)
Depreciation and amortization, as adjusted (Non-GAAP) (4)	(205)	(188)	(17)	(9.0)
Operating income adjusted for Certain Items (Non-GAAP)	$773	$799	$(26)	(3.3)%

(1)	Fiscal 2025 and fiscal 2024 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Fiscal 2025 and fiscal 2024 include acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $7 million and $7 million or non-cash stock compensation expense of $15 million and $24 million in fiscal 2025 and fiscal 2024, respectively.
(4)	Fiscal 2025 includes $238 million in GAAP depreciation and amortization expense, less $33 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2024 includes $221 million in GAAP depreciation and amortization expense, less $34 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.

	39-Week Period Ended Mar. 29, 2025	39-Week Period Ended Mar. 30, 2024	Change in Dollars	% Change
Net earnings (GAAP)	$1,297	$1,343	$(46)	(3.4)%
Interest (GAAP)	469	442	27	6.1
Income taxes (GAAP)	402	418	(16)	(3.8)
Depreciation and amortization (GAAP)	709	647	62	9.6
EBITDA (Non-GAAP)	$2,877	$2,850	$27	0.9%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	104	56	48	85.7
Impact of acquisition-related costs (2)	24	22	2	9.1
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$3,005	$2,928	$77	2.6%
Other expense (income), net	32	23	9	39.1
Depreciation and amortization, as adjusted (Non-GAAP) (4)	(609)	(553)	(56)	(10.1)
Operating income adjusted for Certain Items (Non-GAAP)	$2,428	$2,398	$30	1.3%

(1)	Fiscal 2025 and 2024 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Fiscal 2025 and 2024 include acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not exclude interest income of $22 million and $28 million or non-cash stock compensation expense of $74 million and $77 million for fiscal 2025 and fiscal 2024, respectively.
(4)	Fiscal 2025 includes $709 million in GAAP depreciation and amortization expense, less $100 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2024 includes $647 million in GAAP depreciation and amortization expense, less $94 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Net Debt to Adjusted EBITDA
(In Millions)

Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. It is an important measure used by management to evaluate our access to liquidity, and we believe it is a representation of our financial strength. Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

Mar. 29, 2025
Current maturities of long-term debt	$1,232
Long-term debt	12,234
Total Debt (GAAP)	13,466
Cash & Cash Equivalents	(1,527)
Net Debt (Non-GAAP)	$11,939

Net Earnings for the previous 12 months (GAAP)	$1,909
Adjusted EBITDA for the previous 12 months (Non-GAAP) (1)	$4,270

Total Debt/Net Earnings Ratio (GAAP)	7.05
Total Debt/Adjusted EBITDA Ratio (Non-GAAP)	3.15
Net Debt/Adjusted EBITDA Ratio (Non-GAAP)	2.80

Note:
(1) Refer to non-GAAP reconciliation at the end of this release.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months)
(In Millions)

	13-Week Period Ended Mar. 29, 2025	13-Week Period Ended Dec. 28, 2024	13-Week Period Ended Sep. 28, 2024	13-Week Period Ended Jun. 29, 2024	Total
Net earnings (GAAP)	$401	$406	$490	$612	$1,909
Interest (GAAP)	149	160	160	165	634
Income taxes (GAAP)	122	127	152	192	593
Depreciation and amortization (GAAP)	238	238	235	226	937
EBITDA (Non-GAAP)	$910	$931	$1,037	$1,195	$4,073
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	49	30	26	60	165
Impact of acquisition-related costs (2)	10	8	6	8	32
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$969	$969	$1,069	$1,263	$4,270

(1)	Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Includes acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $7 million or non-cash stock compensation expense of $15 million in Q3 fiscal 2025, interest income of $7 million or non-cash stock compensation expense of $30 million in Q2 fiscal 2025, interest income of $7 million or non-cash stock compensation expense of $30 million in Q1 fiscal 2025, and interest income of $10 million or non-cash stock compensation expense of $27 million in Q4 fiscal 2024.

Projected Adjusted EPS Guidance

Adjusted earnings per share is a non-GAAP financial measure; however, we cannot predict with certainty certain items that would be included in the most directly comparable GAAP measure for the relevant future periods. Due to these uncertainties, we cannot provide a quantitative reconciliation of projected adjusted EPS to the most directly comparable GAAP financial measure without unreasonable effort. However, we expect to calculate adjusted earnings per share for future periods in the same manner as the reconciliations provided for the historical periods herein.